UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2017

CADIZ INC.

(Exact name of Registrant as specified in charter)

Delaware	0-12114	77-0313235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

550 South Hope Street, Suite 2850

Los Angeles, California 90071

(Address of principal executive offices)

Registrant’s telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement.

Entry into Credit Agreement

On May 1, 2017 (the “Signing Date”), Cadiz Inc. (the “Company”) and its wholly-owned subsidiary Cadiz Real Estate LLC (collectively, the “Borrowers”), entered into a $60,000,000 Credit Agreement (the “Credit Agreement”) with Apollo Special Situations Fund, L.P. (“Apollo”, and together with the other lenders from time to time party to the Credit Agreement, the “Lenders”), and Wells Fargo Bank, National Association, as agent for the Lenders (the “Agent”), pursuant to which the Lenders will make secured term loans to the Borrowers (the “Loans”) in an aggregate principal amount of $60,000,000 (the “Loan Transaction”) on a closing date scheduled to occur no later than 34 business days from the Signing Date unless another date is agreed to in writing by the parties to the Credit Agreement (the “Closing Date”).

Interest on the Loans will be due quarterly on each March 31, June 30, September 30 and December 31 (each an “Interest Date”) beginning on June 30, 2017. Interest on the Loans will (i) accrete to the outstanding principal amount of the Loans at a rate per annum equal to 6% (the “PIK Rate”) compounded quarterly on each Interest Date from and including the Closing Date through but excluding the date of payment or prepayment and (ii) accrue on the outstanding principal amount of the Loans at a rate per annum equal to 2% (the “Cash Rate”) from and including the Closing Date through but excluding the date of payment or prepayment. The Borrowers, in their discretion, may make any quarterly interest payment in cash on the applicable Interest Date at the PIK Rate, in lieu of accretion of such interest to the principal amount of the Loans at the PIK Rate.

The Loans will mature on the earliest of (a) the four year anniversary of the Closing Date, and (b) the “Springing Maturity Date”, which is defined as the date which is 91 days prior to the maturity date of the 7.00% Convertible Senior Notes of Cadiz due 2020 (the “New Convertible Notes”) that were issued on or around December 10, 2015 and April 28, 2016 pursuant to the New Convertible Notes Indenture, as defined in the Credit Agreement, if on the 91st day preceding the maturity date of the New Convertible Notes, the 5-Day VWAP, as defined in the Credit Agreement, is less than 120% of the then applicable Conversion Rate, as defined in the New Convertible Notes Indenture, and at least $10,000,000 in original principal amount of the New Convertible Notes is outstanding ((a) or (b), as applicable, the “Maturity Date”).

The Accreted Loan Value plus the Applicable Prepayment Premium will be due and payable on the Maturity Date. “Accreted Loan Value” means, as of the date of determination, the outstanding principal amount of the applicable Loan, plus all accreted interest as of the calendar day immediately prior to such date of determination. “Applicable Prepayment Premium” means with respect to any repayment of the Loans (a) the Accreted Loan Value of the Loans being prepaid or repaid, as applicable, multiplied by (b) 3.00%.

The Borrowers may prepay the Loans, in whole or in part, for an amount equal to the Accreted Loan Value plus the Applicable Prepayment Premium; provided that if the Springing Maturity Date has not occurred, the Borrowers may not prepay the Loans, without the prior written consent of the holders of more than 50% of the aggregate unpaid principal amount of the Loans, during the period commencing on the date that is 91 days prior to the maturity date of the New Convertible Notes and ending on the maturity date of the New Convertible Notes.

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If all or a portion of the principal of or interest on any Loan or any fee or other amount payable by the Borrowers is not paid when due (whether at the stated maturity, by acceleration or otherwise, after the expiration of any applicable grace period), all outstanding amounts (whether or not overdue) will bear interest at a rate per annum equal to the sum of the PIK Rate and the Cash Rate plus 2.00%.

Subject to an exception for the sale of certain designated property (the “Approved Property”), in the event of any Asset Sale, as defined in the Credit Agreement, the Borrowers must, within five business days after the receipt of Net Cash Proceeds, as defined in the Credit Agreement, apply the Net Cash Proceeds of the Asset Sale first to prepay all amounts due under the Loans and the Applicable Prepayment Premium thereon. Notwithstanding the foregoing and subject to certain requirements set forth in the Credit Agreement, the Borrowers may (i) retain up to 50% of the first $10,000,000 of Net Cash Proceeds from the sale of the Approved Property for working capital and general corporate purposes and (ii) retain any additional Net Cash Proceeds from the sale of the Approved Property provided that the Borrowers deposit such additional Net Cash Proceeds in an account under the control of the Lenders and such additional Net Cash Proceeds are used to pay cash interest on the Loans on each Interest Date or otherwise prepay the Loans to the extent not used to pay interest.

Any prepayment made by the Borrowers and any payment made in the event of the Asset Sale will be applied (i) first, to pay all outstanding fees and other amounts owed to the Agent and (ii) second, on a pro rata basis, to all amounts due under the Loans and the Prepayment Premium thereon.

The Borrowers will pay to the Agent on the Closing Date for the ratable benefit of the Lenders an upfront fee of 2.00% of the aggregate principal amount of the Loans funded on the Closing Date. The Borrowers also agreed to pay the Agent all fees specified in the agency fee letter which will be dated as of the Closing Date in the amounts and at the times specified therein.

The Borrowers must use the proceeds of the Loans as follows: (i) approximately $45,000,000 to fund the refinancing of the Amended and Restated Credit Agreement, dated as of October 30, 2013 (as amended prior to the Signing Date), among the Borrowers, the lenders party thereto and the Agent, and (ii) approximately $15,000,000 for the purpose of financing, in part, the cost of construction or improvement of the Qualified Water Project, as defined in Item 8.01 below, including out-of-pocket costs and expenses incurred by the Borrowers or any of their subsidiaries in connection with such construction or improvement.

The Credit Agreement includes customary representations and warranties and affirmative and negative covenants made by the Borrowers. The Credit Agreement also includes standard and customary events of default that include, but are not limited to, failure to pay the Loans as required by the Credit Agreement; a material inaccuracy of one or more of the Borrowers’ representations or warranties; certain events of default in other of the Borrowers’ material agreements or commitments; the entry of a judgment against the Borrowers involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $500,000 or more; any of the documents securing the Loans cease, for any reason, to be in full force and effect or any lien created by any of the documents securing the Loans ceases to be enforceable and of the same effect and priority purported to be created thereby; or a Change of Control as defined in the Credit Agreement.

Issuance of Warrants

In connection with entering into the Credit Agreement, on the Closing Date the Company will issue to the Lenders, in accordance with their respective pro rata interests of the Loans, warrants to purchase an aggregate 357,500 shares of its common stock (that may, subject to agreement by the parties, be increased to warrants for the purchase of an aggregate 362,500 shares of its common stock). The warrants will be offered to the Lenders pursuant to an effective registration statement on Form S-3 (File No. 333-214318). The shares of common stock underlying the warrants will be offered under such foregoing or similar registration statement, as available at exercise, as applicable.

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The warrants will have a five year term and an exercise price of $14.94 per share, subject to adjustment for corporate actions including, but not limited to, stock dividends, stock splits, reverse stock splits, corporate reorganizations and mergers. The exercise price of the warrants will be reduced based on a weighted average formula in the following instances:

(i)       if, at any time after the warrants are issued, the Company issues any shares of common stock, options to purchase or rights to subscribe for common stock, securities by their terms convertible into or exchangeable for common stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities without consideration or for consideration per share less than the greater of (x) the exercise price in effect immediately prior to the issuance of such common stock or securities and (y) the Fair Market Value (as defined in the warrants) per share of common stock immediately prior to such issuance, or

(ii)       if the Company directly or indirectly redeems, purchases or otherwise acquires any shares of its common stock, options to purchase or rights to subscribe for its common stock, securities by their terms convertible into or exchangeable for shares of its common stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, for a consideration per share (plus, in the case of such options, rights, or securities, the additional consideration required to be paid to the Company upon exercise, conversion or exchange) greater than the Fair Market Value per share of common stock immediately prior to the earlier of (x) the announcement of such event or (y) such event.

The exercise price may be paid (i) with cash, (ii) by instructing the Company to withhold a number of shares of common stock then issuable upon exercise of the warrant with an aggregate Fair Market Value equal to the exercise price, (iii) by surrendering to us shares of common stock previously acquired by the warrant holder with an aggregate Fair Market Value equal to the exercise price, or (iv) any combination of the foregoing.

A warrant holder generally will not receive shares of our common stock upon exercise of a warrant to the extent that such exercise or receipt would cause the warrant holder (or the “Holder Group”, as defined in the warrants) to, directly or indirectly, beneficially own a number of shares of common stock that exceeds 4.99% of the outstanding shares of our common stock, which percentage may be increased or decreased by the warrant holder. In no event, however, may the warrant holder increase the beneficial ownership limitation in excess of 19.99% as of any date from the date of the warrant through the expiration date of the warrant.

The Security Agreement

On the Closing Date, the Borrowers will enter into a Security Agreement and Mortgage in the forms attached as exhibits to the Credit Agreement whereby the Borrowers will grant, for the benefit and security of the Lenders, a security interest in all of the property owned or at any time acquired by the Borrowers as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations and each Loan Party’s Obligations, each as defined in the form of Security Agreement. The form of Security Agreement also includes customary representations and warranties, covenants and remedial provisions.

The discussion above does not purport to be a complete description of the Credit Agreement, the warrants, the Security Agreement or deed of trust described in this Current Report and discussion of each is qualified in its entirety by reference to the full text of such document, each of which is attached as an exhibit to this Current Report (or as an exhibit to the Credit Agreement) and is incorporated herein by reference.

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Item 7.01	Regulation FD Disclosure.

On May 2, 2017, the Company issued a press release regarding its entry into the Credit Agreement and the Conditional Commitment Letter.  A copy of the press release is furnished herewith as Exhibit 99.2 and incorporated by reference in this Item 7.01.

The information disclosed under this Item 7.01, including Exhibit 99.2 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed “filed” with the U.S. Securities and Exchange Commission (the “SEC”) nor incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Entry into Construction Loan Commitment Letter

On the Signing Date, Apollo Management Holdings, L.P. (“Apollo Management”), on behalf of one or more of its affiliated investment funds (the “Construction Lenders”) and the Borrowers executed a conditional commitment letter (the “Conditional Commitment Letter”) for up to $240,000,000 of construction financing (the “Construction Loan”) for a Qualified Water Project which is defined as a water conservation project, consistent with the water conservation project contemplated by the Final Environmental Impact Report for the Cadiz Valley Water Conservation, Recovery & Storage Project SCH# 2011031002 and certified by the Santa Margarita Water District on July 31, 2012, but that would transfer an average of not less than 20,000 acre-feet of water per annum to and/or from the groundwater basin underlying the Cadiz Valley portion of certain designated properties located in the eastern Mojave Desert portion of San Bernardino County, California and that requires the conversion of existing facilities and the construction of certain necessary facilities including an expansion of an existing wellfield on the property, a manifold system (including connecting piping and natural gas power supply), monitoring wells, pumping facilities, power facilities, pipelines and/or related buildings and appurtenances.

The Construction Loan, if made, will be a first lien (together with the Loans) senior secured term loan facility with a maturity date five years from the initial draw down. However, such maturity will be subject to a springing maturity in form substantially similar to that of the Credit Agreement. Proceeds from the Construction Loan, if made, will be used to pay for (i) engineering, procurement and construction of the Qualified Water Project and (ii) related fees and expenses. The Borrowers will be permitted to draw down amounts under the Construction Loan, if made, subject to (x) achievement of technical and developmental milestones, (y) approval of a quarterly pre-development budget, and (z) other conditions required by the Construction Lenders. Interest on the Construction Loan, if made, will accrue at LIBOR + 7.0% to 9.0%, subject to adjustment based on (A) review of economic and other terms of the water supply agreements entered into by the Borrowers and (B) then-prevailing market conditions. The Construction Loan, if made, must be repaid from, among other things, 100% of the net proceeds from debt issuances, assets sales, tax refunds, liquidated damages under material contracts, other extraordinary receipts and insurance or condemnation proceeds. The Construction Loan documentation is expected to include customary representations and warranties and events of default, including those that are consistent with those included in the Credit Agreement.

All accepted commitments and undertakings of the Construction Lenders under the Conditional Commitment Letter will expire on the earliest to occur of (i) May 1, 2018, unless the closing of the Construction Loan occurs on or prior to that date and (ii) the consummation of the construction of the Qualified Water Project or any component thereof without the use of the Construction Loan.

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The obligations of the Construction Lenders to provide the Construction Loan under the Conditional Commitment Letter are highly conditional and are subject to a number of conditions (including conditions the satisfaction of which are not in the Company’s control), including, without limitation (1) a complete review by Apollo Management of the Qualified Water Project and the proposed Construction Loan, (2) approval by Apollo Management’s investment committee, in its sole discretion, of the Qualified Water Project and the proposed Construction Loan, (3) satisfactory completion of all customary business and legal due diligence in form and substance satisfactory to Apollo Management in its sole discretion, (4) completion of the underlying credit documentation for the proposed Construction Loan in form and substance satisfactory to Apollo Management in its sole discretion, and (5) approval by Apollo Management, in its sole discretion, of definitive water supply agreements, construction agreements, supply contracts and other material contracts of the Company. Given the highly conditional nature of the Conditional Commitment Letter, Apollo Management may not be obligated to provide the Construction Loan under the Conditional Commitment Letter, and, as a result, the Company may not be able to consummate such financing. Investors in the Company are cautioned not to place any reliance upon the closing of the Construction Loan contemplated by the Conditional Commitment Letter due to its highly conditional nature.

The discussion above does not purport to be a complete description of the Conditional Commitment Letter described in this Current Report and the discussion of the Conditional Commitment Letter is qualified in its entirety by reference to the full text of such document, which is attached as an exhibit to this Current Report and is incorporated herein by reference.

Cautionary Statement on Forward-looking Information

Certain statements in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that may not be based on historical fact, but instead relate to future events, including without limitation statements containing the words “believe”, “may”, “plan”, “will”, “estimate”, “continue”, “anticipate”, “intend”, “expect” and similar expressions. All statements other than statements of historical fact included in this report are forward-looking statements, including statements describing the Commitment Letter and the Construction Loan.

Such forward-looking statements are based on a number of assumptions, including assumptions regarding the ability of the Borrowers to satisfy the conditions contained in the Conditional Commitment Letter.

Although the Company’s management believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ materially from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects. Factors which could cause actual results to differ materially from current expectations include, but are not limited to, an inability to consummate the Construction Loan due to a failure by the parties to agree to terms to be included in the Construction Loan documentation, a failure by the Company to enter into definitive water supply agreements, an inability by the Company to find acceptable contractors and suppliers, an inability by the Company to secure required approvals for the construction, adverse changes in general economic conditions or applicable laws, rules and regulations and other factors detailed from time to time in the Company’s periodic disclosure.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on the Company’s current expectations and the Company undertakes no obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

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Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	$60,000,000 Credit Agreement, dated as of May 1, 2017, by and among Cadiz Inc. and Cadiz Real Estate LLC as borrowers, Apollo Special Situations Fund, L.P. and the other lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent.
99.1	Conditional Commitment Letter for Construction Loan
99.2	Press Release

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 2, 2017

CADIZ INC.

By:	/s/ Timothy Shaheen
Timothy Shaheen, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	$60,000,000 Credit Agreement, dated as of May 1, 2017, by and among Cadiz Inc. and Cadiz Real Estate LLC as borrowers, Apollo Special Situations Fund, L.P. and the other lenders from time to time party thereto, and Wells Fargo Bank, National Association, as administrative agent.
99.1	Conditional Commitment Letter for Construction Financing
99.2	Press Release

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